UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2015

THORATEC CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	000-49798	94-2340464
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6035 Stoneridge Drive, Pleasanton, California	94588
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 847-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2015, the Board of Directors (the “Board”) of Thoratec Corporation (the “Company”) approved and adopted an amended and restated version of the Company’s bylaws (the “Amended Bylaws”). The Amended Bylaws further refine the eligibility requirements of director nominees by removing the requirement from the prior bylaws of the Company that in order to be eligible to be a nominee for election as a director of the Company, a candidate must have previously delivered to the Secretary of the Company a written representation and agreement that such candidate for nomination “is not, and will not become party to, any agreement, arrangement or understanding with any person or entity other than the [Company] with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director.” No other changes were made to the Amended Bylaws.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. A marked copy of the Amended Bylaws, showing all of the changes, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits.

3.1	Third Amended and Restated Bylaws of Thoratec Corporation, as amended and restated on April 27, 2015

99.1	Third Amended and Restated Bylaws of Thoratec Corporation, as amended and restated on April 27, 2015, marked to show all changes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORATEC CORPORATION

Date:	April 27, 2015	By:	/s/ David A. Lehman
David A. Lehman Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of Thoratec Corporation, as amended and restated on April 27, 2015

99.1	Third Amended and Restated Bylaws of Thoratec Corporation, as amended and restated on April 27, 2015, marked to show all changes